Exhibit 10.1

WIPRO LIMITED

ADS RESTRICTED STOCK UNIT PLAN, 2004

     1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, and

•	to promote the success of the Company’s business.

          The Plan permits the grant of Restricted Stock Units.

     2. Definitions. As used herein, the following definitions will apply:

          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “ADR” will mean an American Depositary Receipt evidencing American Depositary Share(s) corresponding to Share(s).

          (c) “ADS” will mean an American Depositary Share corresponding to Share(s).

          (d) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the tax, securities or corporate laws of India and guidelines for the Plan scheme for Indian software companies linked to ADR/GDR offerings issued by the Ministry of Finance, Government of India and exchange control laws of India, any stock exchange or quotation system on which ADSs are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (e) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock Units.

          (f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (g) “Awarded Stock” means the Shares subject to an Award.

          (h) “Board” means the Board of Directors of the Company.

          (i) “Change in Control” means the occurrence of any of the following events:

               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting; or

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (k) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

          (l) “Company” means Wipro Limited, a company incorporated under the laws of India, or any successor thereto.

          (m) “Director” means a member of the Board.

          (n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (o) “Employee” means any person, including Officers and Directors, other than Promoter Directors employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (q) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of an ADS determined as follows:

               (i) If ADSs are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If ADSs are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value will be the mean between the high bid and low asked prices for ADSs for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for ADSs, the Fair Market Value will be determined in good faith by the Administrator.

               (iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value will be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

               (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (t) “Participant” means the holder of an outstanding Award granted under the Plan.

               (u) “Restricted Stock Unit (‘RSU’)” means an Award granted pursuant to Section 6 of the Plan.

               (v) “Plan” means this 2004 Restricted Stock Unit Plan.

               (w) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (x) “SEBI” means Securities and Exchange Board of India

               (y) “Section 16(b) “ means Section 16(b) of the Exchange Act.

               (z) “Share” means an Equity Share of the Company, as adjusted in accordance with Section 9 of the Plan.

               (aa) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) Stock Subject to the Plan. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of ADSs that may be issued under the Plan is 2,000,000 ADSs. The ADSs may be authorized, but unissued, or reacquired.

          (b) Lapsed Awards. If an unvested Award is forfeited back to or repurchased by the Company, the forfeited or repurchased ADSs, which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). To the extent an Award under the Plan is paid out in cash rather than ADSs, such cash payment will not result in reducing the number of ADSs available for issuance under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Employees may administer the Plan.

               (ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

               (iv) Delegation of Authority for Day-to-Day Administration. To the extent permitted by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Employees to whom Awards may be granted hereunder;

               (iii) to determine the number of ADSs to be covered by each Award granted hereunder; provided that the maximum quantum of ADSs covered by Awards granted per Employee shall not exceed 1% of the total paid up equity capital during the tenure of the Plan (as reasonably determined by the Administrator). Further allotment of Shares to an employee during any one year exceeding 1% of the issued capital at the time of allotment of Shares shall be subject to a separate resolution;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including the price per RSU to be paid by the Employee provided that such price shall not be less than the face value of the Share;

               (vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

               (viii) to modify or amend each Award (subject to Section 12(c) of the Plan);

               (ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the ADSs or cash to be issued upon exercise or vesting of an Award that number of ADSs or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any ADSs to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have ADSs or cash (with or without a sale of shares) withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of ADSs that would otherwise be due to such Participant under an Award;

               (xii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any ADSs issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan including, determination of the number of other RSUs/ Stock options to be granted in substitution of these ADS RSUS, subject to all applicable laws.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Awards may be granted to Employees.

     6. Restricted Stock Units.

          (a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant.

          (b) Value of Restricted Stock Units. Each Restricted Stock Unit will have an initial value denominated in ADSs or cash that is established by the Administrator on or before the date of grant.

          (c) Vesting Criteria and Other Terms. The Administrator will establish the vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number of ADSs or cash that will be paid out to Participants. The time period during which the vesting criteria must be met will be called the “Performance Period.” Subject to the guidelines issued by SEBI from time to time, Performance Periods, as determined by the administrator from time to time, generally shall be not less than 12 months and not more than 84 months. Each Award will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued service to the Company (or any Parent of Subsidiary of the Company), the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion.

          (d) Earning of Restricted Stock Units. After the applicable Performance Period has ended and the applicable requirements set forth in the Award Agreement have been satisfied, the holder of Restricted Stock Units will be entitled to receive a payout of the number of ADSs earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding vesting criteria have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such Restricted Stock Unit.

          (e) Form and Timing of Payment of Restricted Stock Units. Payment of ADSs with respect to earned Restricted Stock Units will be made at such time as the Administrator may determine, which shall be as soon as administratively practicable after the expiration of the applicable Performance Period and after the applicable requirements set forth in the Award Agreement have been satisfied. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in ADSs (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

          (f) Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

          (g) Deferral. The Administrator, in its sole discretion, may permit an Award to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

          (h) Separation. Unless otherwise determined by the Administrator, the following shall occur in connection with a Participant ceasing to be an Employee:

               (i) In the event a Participants ceases to be an Employee due to the Participant’s Disability, all unvested RSUs held by such Participant will immediately vest in full and the Performance Period shall stand reduced to six months from the date of separation.

               (ii) In the event of a Participant’s death while in employment with the Company, all unvested RSUs held by such Participant shall immediately vest in full and the Performance Period shall stand reduced to six months from the date of separation.

               (iii) In the event a Participant ceases to be an Employee for reasons of normal retirement or an early retirement specifically approved by the Company, all unvested RSUs held by such Participant shall immediately vest in full and the Performance Period shall stand reduced to six months from the date of separation..

               (iv) In the event a Participant ceases to be an Employee for reasons of misconduct or breach of policies of the company, all RSUs held by such Participant which are not vested on the date of Participant’s termination shall lapse and shall return to the Plan and the Performance Period for the vested RSUs shall stand reduced to 7 days from the effective date of separation..

               (v) In the event a Participant ceases to be an Employee due to resignation, all RSUs which are not vested on the date of separation shall lapse and shall return to the Plan and the Performance Period for the vested RSUs shall stand reduced to 7 days from the effective date of separation.

               (vi) In the event a Participant ceases to be an Employee due to Participant’s abandonment of service without the Company’s consent, all RSUs which are not vested on the date of abandonment shall lapse and shall return to the Plan and the Performance Period for the vested RSUs shall stand reduced to 7 days from the effective date of abandonment.. The date of abandonment of an Employee shall be decided by the Company at its sole discretion which decision shall be binding on all concerned.

               (vii) In the event a Participant ceases to be an Employee due to termination of Employee’s employment with or without cause and other than termination of employment for reasons of misconduct as per Section 6(h)(iv) above, all RSUs which are not vested shall lapse and return to the Plan and the Participant shall comply with fulfillment of all the conditions for vested RSUs within 7 days of the date of termination of service.

     7. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

     8. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

     9. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of ADSs that may be delivered under the Plan and/or the number, class, and price of ADSs covered by each outstanding Award.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse 100%, and that any Award vesting will accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not vested, an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Change in Control. In the event of a merger, demerger or Change in Control, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant, to the extent an Employee immediately prior to the merger, demerger or Change in Control, will fully vest in the Award on the date of the merger, demerger or Change in Control, including as to ADSs (or, if applicable, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, an Award will be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each ADS (or, if applicable, the cash equivalent thereof) subject to the Award immediately prior to the merger, demerger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger, demerger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger, demerger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     10. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     11. Term of Plan. Subject to Section 15 of the Plan, the Plan will become effective on 11 June, 2004 (being the Date of Annual General meeting). It will continue in effect until terminated under Section 12 of the Plan.

     12. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. No Awards may be granted from the Plan after the first ten years of the Plan, unless the Plan is extended for further periods by the Administrator.

          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     13. Conditions Upon Issuance of ADSs.

          (a) Legal Compliance. ADSs will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such ADSs (or, if applicable, the cash equivalent thereof) thereunder will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the ADSs are being purchased only for investment and without any present intention to sell or distribute such ADSs if, in the opinion of counsel for the Company, such a representation is required.

          (c) Rights of an Optionee. Unless and until the RSUs have been exercised and the ADSs transferred/allotted to the name of the Employee or holder in accordance with the provisions of the Companies Act, 1956, the Employee or holder or his/her nominee shall not have any rights whatsoever as a shareholder including rights for receipt of dividend and/or for voting with respect to RSUs granted.

     14. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any ADSs hereunder (or, if applicable, the cash equivalent thereof), will relieve the Company of any liability in respect of the failure to issue or sell such ADSs (or, if applicable, the cash equivalent thereof) as to which such requisite authority will not have been obtained.

     15. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Rs. 100/- Stamp Paper

WIPRO LIMITED

ADS RESTRICTED STOCK UNIT PLAN, 2004

NOTICE OF GRANT OF RESTRICTED STOCK UNIT

     Unless otherwise defined herein, the terms defined in the ADS Restricted Stock Unit Plan, 2004 (the “Plan”) will have the same defined meanings in this Notice of Grant.

Name:	EMPL No :

     You have been granted the right to purchase ADSs of the Company, subject to the terms described in the Restricted Stock Unit Agreement (the “Agreement”) attached as Exhibit A-1, as follows:

Grant Number	: RSU / WT / Oct 04 / 0002

Number of Shares subject to ADS Restricted Stock Units	:

Exercise Price per ADS RSU	: USD equivalent of INR 2/-

Grant Date	: October 1, 2004

Scheduled Vesting Dates

(subject to Participant remaining an Employee through the applicable Vesting Date) :

Vesting Date	Number of Units
October 1, 2005	_______
October 1, 2006
October 1, 2007
October 1, 2008
October 1, 2009
Total

(The above schedule will not include any period of service for which employee was not paid salary / wages)

     UNLESS THE ADMINISTRATOR PROVIDES OTHERWISE, YOU HEREBY AGREE TO SELL ENOUGH SHARES IN ACCORDANCE WITH THE AGREEMENT TO PAY THE PRICE PER SHARE SUBJECT TO THE RESTRICTED STOCK UNIT AND THE APPLICABLE TAX WITHHOLDINGS ON THE DATE THE RESTRICTED STOCK UNITS VEST IN ACCORDANCE WITH THE AGREEMENT AND THE PLAN, BOTH OF WHICH ARE MADE A PART OF THIS DOCUMENT. By your signature and the signature of the Company’s representative below, you and the Company agree that this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Plan and the Agreement.

PARTICIPANT:

     WIPRO LIMITED

Signature	By

Print Name	Title

Date: , 2004	Date: , 2004

EXHIBIT A-1

WIPRO LIMITED

ADS RESTRICTED STOCK UNIT PLAN, 2004

RESTRICTED STOCK UNIT AGREEMENT

     Unless otherwise defined herein, the terms defined in the ADS Restricted Stock Unit Plan, 2004 (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement.

     WHEREAS, the individual named in the Notice of Grant of Restricted Stock Unit (the “Notice of Grant”) is an Employee (the “Participant”), and the Participant’s continued participation in the affairs of the Company is considered by the Company to be important for the Company’s continued growth; and

     WHEREAS in order to give the Participant an opportunity to acquire an equity interest in the Company as an incentive for the Participant to continue to participate in the affairs of the Company, the Administrator has granted to the Participant an Award of Restricted Stock Units subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Unit Agreement (the “Agreement”).

     NOW THEREFORE, the parties agree as follows:

     1. Grant of Restricted Stock Units. The Company hereby grants the Participant RSUs which give the Participant the right to purchase that number of Shares set forth in the Notice of Grant, at the per Share purchase price set forth in the Notice of Grant. Unless and until the RSUs will have vested and the Shares have been purchased in the manner set forth in Sections 2 and 3, the Participant will have no right to the RSUs or the payment of any Shares subject to such RSUs. Prior to actual payment of any Shares, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

     2. Vesting of Shares. Subject to Section 6(h) of the Plan, the Participant will vest in the RSUs in accordance with the vesting schedule set forth in the Notice of Grant; provided, that in the event Participant ceases to be an Employee, Participant’s right to vest in the RSUs and to purchase the Shares thereunder will terminate effective as of the date that Participant ceases to be an Employee and the RSUs and the Shares underlying the RSUs will automatically return to the Plan at no cost to the Company and the Participant will have no further rights to the RSUs or the underlying Shares. For purposes of the vesting schedule set forth in the Notice of Grant, “Next Trading Day” shall mean the first business day that the Shares scheduled to vest can be sold on an established stock exchange or a national market system by the Participant in compliance with the “Wipro’s Internal Code For Prevention Of Insider Trading” policy. For example, if 25% of the Shares are scheduled to vest on the later of (a) February 1, 2005 or (b) the Next Trading Day, and the Company’s insider trading policy prohibits the sale of Shares by the Participant from January 15, 2005 through February 15, 2005, then the Shares will not vest until February 16, 2005.

     3. Payment of Purchase Price. Unless the Participant has previously made other arrangements acceptable to the Company, the Participant hereby agrees to irrevocably instruct a broker of the Company’s choosing to, on the first business day on or after the date the RSU vests, (a) sell enough Shares subject to the portion of the RSUs that so vest on an applicable vesting date to satisfy the purchase price for such Shares together with any applicable tax withholdings and any other statutory levies (as determined by the Company), and (b) forward the proceeds of such sale to the Company. The sale proceeds realized by the Participant pursuant to the broker sale shall be final and binding on the Participant. The sale of Shares contemplated by this Section 3 is intended to be automatic and any failure of the Participant to effectuate the sale of Shares on the applicable vesting date shall result in the immediate forfeiture of the Shares and the RSU, unless provided otherwise by the Administrator.

     4. Vesting of RSUs. Subject to the next sentence and Section 6(h) of the Plan, Participant will vest in the RSUs as set forth in the Notice of Grant. Subject to Section 6(h) of the Plan, in the event Participant ceases to be an Employee, Participant’s right to vest in the RSUs and purchase the underlying Shares, if any, will terminate effective as of the date that Participant ceases to be an Employee, the unvested Shares will automatically return to the Plan at no cost to the Company and the Participant will have no further rights to the Shares or the RSUs.

     5. Withholding of Taxes/Other Levies. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income and employment taxes and other applicable levies which the Company determines must be withheld with respect to the Shares underlying the RSUs. Notwithstanding Section 3, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withhold, or (b) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

     6. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the vesting of the Restricted Stock Units), the Administrator may, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of Shares Participant would have received upon vesting of the Restricted Stock Units and the purchase price of such Shares; provided, however, that the number of Shares into which the Restricted Stock Units may be converted shall always be a whole number and the purchase price shall not be less than the face value of the Shares.

     7. General Provisions.

          (a) This Agreement will be governed by the internal substantive laws and all Applicable Laws. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Participant. Subject to Section 12 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Agreement.

          (b) Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the mail, first class (if available) with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          (c) Either party’s failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

          (d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (e) Participant acknowledges and agrees that the vesting of the right to purchase the Shares pursuant to Section 2 hereof is earned only by continuing as an Employee at the will of the Company or any Subsidiary of the Company (and not through the act of being hired or purchasing Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Employee for the vesting period, for any period, or at all, and will not interfere with the Participant’s right or the Company’s right to terminate the Participant’s relationship as an Employee at any time, with or without cause.

          (f) Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

          (g) Except to the limited extent provided in the Plan, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

          (h) Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          (i) If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

          (j) The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

          (k) In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

     8. No Right to Future Grants; No Right of Employment; Extraordinary Item. In accepting the grant, Participant acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement; (b) the grant is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu thereof; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the grant is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company and which is outside the scope of Participant’s employment contract, if any; (f) the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) in the event that Participant is an Employee of a Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Subsidiary that is Participant’s employer; (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; and (i) notwithstanding any terms or conditions of the Plan to the contrary other than Section 6(h), in the event of involuntary termination of Participant’s employment, Participant’s right to vest in and purchase Shares under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).

9. Employee Data Privacy.

          (a) Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

          (b) Participant understands that the Company holds certain personal information, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

          (c) Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.

          (d) Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.

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